Exhibit 21.1
Subsidiaries of KBS REIT I as of March 1, 2016

CA Capital Management Services I, LLC	KBS Plainfield Business Center VIII, LLC
HC KBS NIP JV, LLC	KBS Plano Corporate Center, LLC
KBS 12350 Jefferson Avenue, LLC	KBS Preferred Holding I, LLC
KBS 2200 West Loop, LLC	KBS REIT Acquisition I, LLC
KBS 415 Greenwich, LLC	KBS REIT Acquisition II, LLC
KBS 2230 Avenue J Oil & Gas Owner, LLC	KBS REIT Acquisition III, LLC
KBS 825 University Avenue, LLC	KBS REIT Acquisition IV, LLC
KBS Acquisition Holdings, LLC	KBS REIT Acquisition IX, LLC
KBS Acquisition Sub, LLC	KBS REIT Acquisition V, LLC
KBS Acquisition Sub-Owner 1, LLC (3)*	KBS REIT Acquisition VI, LLC
KBS Acquisition Sub-Owner 2, LLC	KBS REIT Acquisition VII, LLC
KBS Acquisition Sub-Owner 3, LLC (1)*	KBS REIT Acquisition VIII, LLC
KBS Acquisition Sub-Owner 4, LLC	KBS REIT Acquisition X, LLC
KBS Acquisition Sub-Owner 5, LLC	KBS REIT Acquisition XII, LLC
KBS Acquisition Sub-Owner 6, LLC	KBS REIT Acquisition XIX, LLC
KBS Acquisition Sub-Owner 7, LLC (3)*	KBS REIT Acquisition XVI, LLC
KBS Acquisition Sub-Owner 8, LLC	KBS REIT Acquisition XVII, LLC
KBS Acquisition Sub-Owner 9, LLC (4)*	KBS REIT Acquisition XX, LLC
KBS Acquisition Sub-Owner 10, LLC	KBS REIT Acquisition XXI, LLC
KBS Acquisition Sub-Owner 11, LLC (2)*	KBS REIT Acquisition XXII, LLC
KBS Acquisition Sub-Owner 13, LLC	KBS REIT Acquisition XXIII, LLC
KBS Acquisition Sub-Owner 14, LLC	KBS REIT Acquisition XXIV, LLC
KBS Acquisition Sub-Owner 20, LLC (1)*	KBS REIT Acquisition XXIX, LLC
KBS Acquisition Sub-Owner 22, LLC (2)*	KBS REIT Acquisition XXV, LLC
KBS Acquisition Sub-Owner 23, LLC	KBS REIT Acquisition XXVI, LLC
KBS Acquisition Sub-Owner 24, LLC	KBS REIT Acquisition XXVIII, LLC
KBS Acquisition Sub-Owner 25, LLC (3)*	KBS REIT Acquisition XXX, LLC
KBS Acquisition Sub-Owner 26, LLC (1)*	KBS REIT Acquisition XXXI, LLC
KBS Acquisition Sub-Upper Tier Owner, LLC (19)*	KBS REIT Acquisition XXXII, LLC
KBS ADP Plaza, LLC	KBS REIT Acquisition XXXIII, LLC
KBS Advantage Holdings, LLC	KBS REIT Acquisition XXXIV, LLC
KBS Bridgeway Technology Center, LLC	KBS REIT Acquisition XXXIX, LLC
KBS Cabi, LLC	KBS REIT Acquisition XXXV, LLC
KBS City Gate Plaza, LLC	KBS REIT Acquisition XXXVI, LLC
KBS Clayton Plaza, LLC	KBS REIT Acquisition XXXVII, LLC
KBS Comm-2008, LLC	KBS REIT Acquisition XXXVIII, LLC
KBS Crescent Green, LLC	KBS REIT Acquisition XXXX, LLC
KBS Debt Holdings, LLC	KBS REIT Acquisition XXXXII, LLC
KBS Debt Holdings Mezz Holder, LLC	KBS REIT Acquisition XXXXIII, LLC
KBS Five Tower Bridge, LLC	KBS North Creek, LLC
KBS REIT Holdings LLC	KBS Rickenbacker IV, LLC
KBS REIT Properties, LLC	KBS Rivertech, LLC

KBS GKK Participation Holdings I, LLC	KBS Riverview Business Center I & II, LLC
KBS GKK Participation Holdings II, LLC	KBS Royal Parkway Center I & II, LLC
KBS Great Oaks, LLC	KBS Royal Ridge, LLC
KBS Industrial Portfolio (MI), LLC	KBS Sabal Pavilion, LLC
KBS Industrial Portfolio (MN), LLC	KBS Sabal VI, LLC
KBS Industrial Portfolio, LLC	KBS SE Retail, LLC
KBS Limited Partnership	KBS South Towne, LLC
KBS Meridian Tower, LLC	KBS Southpark Commerce Center II, LLC
KBS Midland Industrial Park, LLC	KBS Tribeca Summit, LLC
KBS Millenium I, LLC	KBS Tyson Dulles Plaza, LLC
KBS Mortgage Lending, LLC	KBS University Park, LLC
KBS Nashville Industrial Portfolio I, LLC	KBS Woodfield Preserve, LLC
KBS NIP JV Member, LLC	KBS/JCR Debt Holdings, LLC
KBS NIP JV Member TRS Member, LLC	NIP JV, LLC
KBS Offices at Kensington, LLC	NIP Owner, LLC
KBS Offices at Suwanee Pointe, LLC
KBS Park Central, LLC

*The number in parentheses following the name of certain subsidiaries indicates the number of wholly-owned multiple subsidiaries of the parent subsidiary which carry on the same line of business as the parent subsidiary, which business is the direct or indirect ownership of real estate or real estate-related investments.